                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-22893 of Party City Corporation of our report dated February 17, 1997, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Parsippany, NJ

April 2, 1997